UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☐           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

PHARMACYCLICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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IMPORTANT REMINDER – PLEASE VOTE YOUR SHARES TODAY

April 25, 2014

Dear Stockholder:

The Annual Meeting of Stockholders of Pharmacyclics, Inc. is scheduled to be held on Thursday, May 8, 2014.   You will have previously received the proxy statement detailing the matters to be voted upon at this year’s Meeting along with the annual report.

The Company’s Board of Directors recently made a change to reduce the maximum number of shares of the Company’s common stock that may be issued under the 2014 Equity Incentive Award Plan by 1,800,000 shares. A supplement to the proxy statement detailing this change and a proxy card are enclosed.  If you have already voted you do not need to vote again.  Your previous voting instructions will stand.

Please vote today as your Board recommends - FOR proposals 1, 2, 3 and 4. If you have questions, require an additional set of proxy material or need assistance in voting please contact MacKenzie Partners, Inc., our proxy solicitor, by calling toll-free 800-322-2885.

We appreciate your continued support.

Sincerely,

/s/ Robert W. Duggan

Robert W. Duggan
Chairman of the Board and Chief Executive Officer

If you have any questions or need assistance in voting please call MacKenzie Partners at the numbers listed below:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885